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                                                                    EXHIBIT 99.1
                             HILLENBRAND INDUSTRIES

                             CORPORATE NEWS RELEASE


                HILLENBRAND INDUSTRIES ANNOUNCES CFO RESIGNATION

BATESVILLE, INDIANA, MONDAY, NOVEMBER 13, 2000 - Hillenbrand Industries Inc. (NYSE:HB) today announced the resignation of Donald G. Barger, Jr., vice president and chief financial officer. Barger, 58, said he has accepted the position of senior vice president & chief financial officer of Yellow Corporation, Overland Park, Kansas. He will remain with Hillenbrand until mid-December to implement a smooth transition while the search for his successor is completed.

Hillenbrand Chief Executive Officer W August "Gus" Hillenbrand said, "We will miss Don, his integrity and his strong work ethic. We wish him and his family all the best for the future."

Barger joined Hillenbrand as CFO in 1998. He previously was vice president and chief financial officer of Worthington Industries, Columbus, Ohio. Barger maintained a residence in his hometown of Columbus, Ohio, as well as a second home in Batesville, Indiana.

Upon announcing his new position, Barger commented, "As I join Yellow Corporation, I leave behind many good friends and experiences at Hillenbrand Industries, a strong industry leader whose future, both operationally and financially, is bright. However, my new position and relocation to one residence in Kansas will allow me to spend more time with my wife and family."

Hillenbrand President Frederick W. Rockwood said, "This announcement has been anticipated and we have been actively recruiting for Don's successor. We appreciate Don's contributions over the past three years as well as his willingness to assist with a smooth transition until a successor is named."

ABOUT HILLENBRAND INDUSTRIES INC.

Hillenbrand Industries Inc. (NYSE:HB), headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three businesses have headquarters in Batesville, Indiana.

The Company's Funeral Services Group consists of two businesses: Batesville Casket Company, the leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes; and Forethought Financial Services Inc., the leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Hillenbrand's Health Care Group consists of the Hill-Rom Company Inc., a leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems, modular headwalls, lighting systems and operating room equipment.




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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Disclosure Regarding Forward-Looking Statements: Certain statements made in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company's future plans, objectives and expected performance. Specifically, statements in this release that are not historical facts, including statements accompanied by words such as "future ... bright" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes, but their absence does not mean that the statement is not forward-looking. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide-range of risks, and, readers are cautioned not to place undue reliance on these forward-looking statements and there is no assurance that actual results may not differ materially. Important factors that could cause actual results to differ include but are not limited to: outlook for health care customers, demand for products, actual and anticipated death rates, differences in anticipated and actual product introduction dates, the ultimate success of those products in the marketplace, changes in Medicare reimbursement trends, and the success of cost control and restructuring efforts, among other things. The Company assumes no obligation to update or revise any forward-looking statements. Readers are also urged to carefully review and consider the various disclosures made by the Company in the Company's periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

CONTACTS: Financial Analysts and Investors: Mark R. Lanning, Vice President and Treasurer, 812-934-7256; or, News Media: Christopher P. Feeney, Director, Public Affairs & Corporate Communications, 812-934-8197, both of Hillenbrand Industries. www.hillenbrand.com

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